4957 Lakemont Blvd SE

C-4 Suite #239

Bellevue, WA 98006

P · 425·747·5500

m · 425·829·0920

f · 425·747·5501

EXECUTIVE - CONTRACT EMPLOYEE AND OR EMPLOYMENT “ENGAGEMENT AGREEMENT”

This CONSULTING, ADVISOR, EXECUTIVE CONTRACT EMPLOYEE AND OR EMPLOYMENT AGREEMENT, dated as of this 16th day of June, 2009, is between Montavo, Inc., a Delaware corporation (the “Company”) and Brook W. Lang (the “Executive”).

AGREEMENTS

1.

Employment

The Company will employ / retain services of the Executive (as a contract employee (possibly retained services through another entity at the sole direction of the executive) or employee at the sole decision of the Executive – with all the preceding items listed below applying to the Executive as a contract employee or employee and Chairman of the Board) and Executive will accept the position by the Company as Chief Executive Officer (CEO) (& possibly President) and Chairman of the Board of Directors of Montavo, Inc. a Delaware Corporation. Executive shall perform the duties assigned from time to time by the Board of Directors of the Company, which relate to the business of the Company, its subsidiaries, or any business ventures in which the Company, its subsidiaries or its parent corporation may participate. Executive shall only and always report only to the Board of Directors of Montavo or CEO & or Board of Directors of some future parent company.  Executive shall execute the Company’s form of Nondisclosure, Invention Assignment, Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit A, which is part of this Agreement.

2.

Term

The start date of employment will be as of the date above and this agreement will supersede all other previous employment and or contract employee agreements between the Executive and Montavo, Inc.  This Agreement shall continue until terminated in accordance with the provisions hereof.

3.

Compensation

During the term of this Agreement, the Company shall pay or cause to be paid to Executive, and Executive shall accept in exchange for the services rendered hereunder by him, the following compensation:

3.1

Base Salary

The Executive will invoice as a contract employee and or be paid as an employee the base compensation for a time deemed appropriate by the Executive at never less than the

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Executive’s regular compensation of the following, in part, an annual base salary (the “Base Salary”) of one hundred ninety six thousand dollars USD ($196,000.00) before all customary payroll deductions (if invoicing as a contract employee where the company does not pay employee costs the invoice will add 10%) and shall under no circumstances be reduced below this amount. The Base Salary shall be paid to Executive in substantially equal installments weekly or bi-monthly or once monthly at the Executives discretion. At the end of each year of employment (or sooner if determined by the Board), Executive’s Base Salary shall be reviewed by the Company Board of Directors (“Board”) and increased (but not decreased) as determined by the Board in its sole discretion.  Executive also has the right at his sole discretion to lower any compensation payments, or defer any compensation payments to subsequent calendar dates or years and or possibly in some type of escrow account and or into some type of company stock.  Subject to the foregoing, such base salary shall never be less than those awarded to any other of the Company’s senior executives.

3.2

Incentive Bonus

In addition to Executive’s base salary as defined above in section 3.1, Executive is to have a bonus and said bonus may be received monthly or quarterly or bi-annual (at the Executive’s discretion) cash bonuses, profit sharing, stock options, and/or incentive compensation as determined by the Board of Directors in its sole discretion.  Subject to the foregoing, such cash bonus shall never be less than those awarded to any other of the Company’s senior executives or minimum 50% of the Executives base salary.  Under this Agreement the terms and amount of the Executives cash bonus and other bonuses and incentives is to be determined by the Board of Directors or a Compensation Committee of the Board, if one has been appointed. The Board must approve a bonus payment amount of such annual cash performance bonus starting with the calendar year 2009 that shall not under any circumstances be less than 50% of Employee’s then current base salary for the applicable fiscal year. Such performance bonus shall be based upon performance objectives to be mutually determined by the Board of Directors and Executive. Executive also has the right at his sole discretion to lower and or defer any compensation payments to subsequent calendar dates or years and or possibly in some type of escrow account and or into some type of company stock.

3.3

Stock Options

3.3.1

Grants

Executive shall be eligible to participate in the stock option plans of the Company at the discretion of the Board. Subject to the foregoing in this section, such stock options shall never be less than those awarded to any other of the Company’s senior executives.  The separate from this agreement stock option grant dated 06/15/2009 is not tied to any performance objectives.  The stock option grant with this agreement is of a minimum of 1,500,000 shares per year starting with calendar year 2009 (to be renegotiated after the fifth year for year 2014) and during a three year period from the 12/31/2009 signing date of this agreement, options of the Executive shall be increase to stay at the same percentage ownership of the company fully-diluted in shares or options shares of the

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executive’s current options of 1.5m from the 6/15/2009 plus the first three years of option shares under this agreement (adjusted for any reveres splits) (share splits are also applied to said options here but then not used in calculating the same percentage ownership) and based on a 60m fully diluted company shares.  Said option shares as of calendar year 2009 on this agreement shall be approved based 50% on service engagement (vesting monthly) with the company, and 50% on performance goals if said goals are mutually agreed to in writing by both the board and the Executive (vesting Qtr or bi-annually at the executives choosing) and if said goals are not mutually agreed to in writing then the options shares shall be approved and vest 100% on service engagement as outlined in this section.

3.3.2

Acceleration of Vesting

In the event of (a) Executive’s termination by the Corporation without Cause (as defined below); (b) Executive’s resignation from the Company for Good Reason (as defined below); or (c) a Change of Control (as defined below), all options granted to Executive prior to and during the term of this Agreement, including any extensions or renewals or renegotiations hereof, which are not then vested shall vest and be fully exercisable and at $0.00 cost to the executive.

For purposes of this Agreement, “Change of Control” means, and shall be deemed to occur upon the happening of, any one of the following:

(a)

The acquisition, directly or indirectly, by any person or entity of beneficial ownership of twenty percent (20%) or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, which acquisition is not approved in advance or ratified by a majority of the Directors of the Company immediately preceding such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition by the Company, (y) any acquisition by any executive benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clause (c) below are satisfied;

(b)

The approval by the shareholders of the company of a merger, consolidation, reorganization or liquidation of the Company (each, a “Business Combination”) unless, following such Business Combination, all or substantially all the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction,

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owns the Company or all or substantially all the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities; or

(c)

Approval by the shareholders of the Company of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, the Company and Executive agree that a public or private offering by the Company shall not constitute a Change in Control.

4.

Benefits

4.1

Automobile/Expense Reimbursement

Executive shall be eligible to participate in an Automobile/Expense Reimbursement plan.  A reasonable plan will be structured for at a minimum the Executive.  Such plan shall be consistent with those generally awarded to the Company’s senior executives if they also have or are on said reimbursement plan.  The plan will provide Executive with the use of a vehicle chosen by the executive, and at the Executive’s choice, possibly leased or expensed by the executive or another company of the executives choosing back to the company, and shall pay or reimburse Executive for all maintenance, insurance, fuel/power and other expenses relating to the use of such automobile.

4.2

Participation in Other Benefit Plans

Executive shall also be eligible to participate in any pension, profit sharing, retirement, health and or other club membership, group life, life (and at the option of the Executive privately obtained and expensed back to the company – not to exceed $750 a month), accidental death, short and or long-term disability and similar insurance, plans and or programs maintained or provided by the Company for its Senior Executive / Executive Officers generally (“Executive Group Benefits”) (Medical, Dental, and Vision insurance / benefits shall be fully paid by the company for the Executive, any spouse or domestic partner of 1 month or more, and any dependent children at minimum as a Executive benefit). The expense of all such plans shall, to the extent permitted by such plans, be borne by the Company. Without limiting the foregoing, to the extent such plans permit coverage of Executive’s spouse or domestic partner of 1 month or more, and dependent children, such coverage shall be provided at the expense of the Company to the extent permitted by such plans.  The Executive may at his choice, choose a health and or benefits plan of his choosing for himself and or his spouse or domestic partner of 1 month or more, and dependent children, and have that reimbursed or expensed to the company.

4.3

Vacation, Sabbatical, and Sick Leave

Executive shall be entitled to four weeks of paid vacation and ten (10) days of paid sick leave per calendar year (prorated if this agreement begins and/or ends in the middle of a calendar year).  As of the beginning of 2009 the Executive has carried over 12 weeks of

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vacation time.  Each five years of service to the Company (which started in Jan. 2005) the Executive will be eligible for an 8 week Sabbatical.  Vacation and or Sabbatical not used in any calendar year may be carried over into the next calendar year. At Executive’s option, he may be paid at the completion of each calendar year, or anytime after that year, for any accrued but unused vacation and or Sabbatical time in lieu of taking his vacation at the current base salary rate.  Upon termination of employment for any reason Executive shall be paid for any available but unused vacation.  Sick leave may be accumulated up to a maximum of 270 days.  Unused sick leave is not paid upon termination of employment or expiration of this Agreement.

4.4

Office and Support

Executive shall be entitled to his own private office, selection of executive assistant, and such other amenities at a minimum equal level as provided to the Company’s other senior executives.

4.5

Expenses

The Company will reimburse Executive for reasonable business expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

5.

Payments and Benefits upon Termination

Executive shall be entitled to the following payments and benefits following the termination of Executive’s employment / contract employment by Executive for Good Reason (as defined below) or by the Company for any reason other than Cause, Death or Disability (“Termination”).

5.1

Termination Payment

In recognition of past services to the Company by Executive, the Company shall make payments in wire transfer to the Executive as severance pay equal to two (2) years of Executive’s annual Base Salary, and all other bonuses and compensation in effect immediately prior to the date of Executive’s Termination (this termination payment shall not consider any reduced Executive compensation referenced in section 3.1,  but be based on the total Executive regular compensation and bonuses in section 3.1 and 3.2 when determining the Termination payment). The payment due under this Section shall be paid in a lump sum wire transfer to the executive at the same time of such termination and shall be considered a creditor in 1st position liability as an employee or Contractor or Debt position in first position over all other liabilities to the Company in order for termination to occur.

5.2

Accrued Benefits

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The Company shall pay to Executive the amount of any compensation deferred by Executive and any accrued vacation and or sabbatical pay for the periods of service prior to the date of Termination.  Such amounts shall be paid in a lump sum.

5.3

Death of Executive

In the event of Executive’s death subsequent to Termination and prior to receiving all benefits and payments provided for by this Section 5, such benefits shall be paid 33.33% to any spouse of his first, if any, and or secondly all, if he does not have a spouse at the date of his death, or 66.66% if he does have a spouse at the date of his death equally divided among any of his living children, or otherwise to the personal representative of his estate, unless Executive has otherwise directed the Company in writing prior to his death.  Additionally, Employee’s beneficiary (or such other person(s) specified by will or the laws of descent and distribution) will receive (i) continuing payments of severance pay (less applicable withholding taxes) at a rate equal to Employee’s base salary for a period of ninety (90) days from Employee’s death, to be paid periodically in accordance with the Company’s normal payroll policies, (ii) Company-paid COBRA benefits for one hundred and eighty (180) days from Employee’s death, and (iii) have the right to exercise Employee’s stock options which are vested as of the date of Employee’s death for one (1) year following Employee’s death.

5.4

Exclusive Source of Severance Pay

Benefits provided hereunder shall replace the amount of any severance payments to which Executive would otherwise be entitled under any severance plan or policy generally available to executives of the Company.

5.5

Non-segregation

No assets of the Company need be segregated or earmarked to represent the liability for benefits payable hereunder.  The rights of any Person to receive benefits hereunder shall be only those of a general unsecured creditor but in first position.

5.6

Withholding

All payments under this Section 5 are subject to applicable federal and state payroll withholding or other applicable taxes.

5.7

“Cause” and “Good Reason” Definitions

For purposes of this Agreement, “Cause” means (a) willful failure or refusal to carry out the lawful duties of Executive described in Section 1 or any direction of the Board, which direction is reasonably consistent with the duties herein set forth to be performed by Executive, and which failure continues for thirty (30) days after written notice thereof is delivered to Executive by the Board; (b) willful violation and criminal conviction by Executive of a state or federal criminal law involving the commission of a crime against the Company; (c) willful material deception, fraud, misrepresentation or dishonesty by

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Executive with respect to the business of the Company;  (d) continued material violations by Executive of Executives obligations to the Company after Executive has been given adequate written notice of such noncompliance and Executive has had a minimum of sixty (60) days to cure such noncompliance..

For purposes of this Agreement, “Good Reason” shall mean, without Executive’s express written consent: (a) the assignment to Executive of duties, or limitation of Executive’s responsibilities, inconsistent with Executive’s title, position, duties, responsibilities and status with the Company; (b)  the relocation of the principal place of Executive’s employment to a location that is more than ten (10) miles from the Company’s place of business on the date hereof; or (c) the breach of any material provision of this Agreement by the Company, including, without limitation, failure by the Company to pay or a reduction of Executive’s Base Salary.

6.

Arbitration

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Seattle, Washington, in accordance with the Rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in the jurisdiction of the Company’s corporate headquarters.

7.

Conflict in Benefits

This Agreement is not intended to and shall not adversely affect, limit or terminate any other agreement or arrangement (not including superseding any previous contract employment / employee agreement) between Executive and the Company presently in effect or hereafter entered into, including any benefit plan under which Executive is entitled to benefits.

8.

Termination

Employment of Executive pursuant to this Agreement may be terminated as follows:

8.1

By the Company

The Company may terminate the employment of Executive with or without Cause upon giving written notice of termination (“Notice of Termination”), which notice shall be effective immediately if termination is for Cause and sixty (60) days later if termination is not for Cause. This Agreement shall terminate upon the effective date specified in such Notice of Termination.  Payments due to Executive pursuant to Section 5.1, if any, shall commence simultaneously with the Notice of Termination or such notice is invalid and non-executable.  If notice is released in anyway and or delivered without such payments due wired to executive simultaneously then the amount due to executive shall be three times the original amount due.  Additionally, the same level of health (i.e., medical, vision and dental) coverage and any and all other benefits as in effect for the Executive on the day immediately preceding the Termination Date; provided, however, that (A) the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and (B) Employee elects continuation

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coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. The Company shall continue to provide Employee with Company-paid health and other executive benefit coverage until the earlier of (y) the date Employee is no longer eligible to receive continuation coverage pursuant to COBRA, or (z) eighteen (18) months from the Termination Date.

8.2

By Executive

Executive may terminate this Agreement upon not less than fifteen (15) days prior written notice in the form of a Notice of Termination, and this Agreement shall terminate upon the effective date specified in such Notice of Termination from executive. Payments due to Executive pursuant to Section 5.1, if any (i.e. good reason), shall commence on the date of the Notice of Termination with the executives sole authority to direct and execute such payment and or wire payment to executive.

8.3

Automatic Termination

This Agreement and Executive’s employment hereunder shall terminate automatically upon Executive’s death or Executive’s inability, for any reason, to perform his duties with the Company for (12) consecutive months (“Disability”).

8.4

Effect of Termination

Notwithstanding any termination or expiration of this Agreement, the Company shall remain liable for any rights or payments arising prior to such event to which Executive is entitled under this Agreement.

9.

Miscellaneous

9.1

Amendment

This Agreement may not be amended except by written agreement between Executive and the Company.

9.2

No Mitigation

All payments and benefits to which Executive is entitled under this Agreement shall be made and provided without offset, deduction or mitigation on account of income Executive could or may receive from other employment or otherwise.

9.3

Legal Expenses

In connection with any litigation, arbitration or similar proceeding, whether or not instituted by the Company or Executive, with respect to the interpretation or enforcement of any provision of this Agreement, the substantially prevailing party shall be entitled to

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recover from the other party all costs and expenses, including reasonable attorneys’ fees and disbursements, in connection with such litigation, arbitration or similar proceeding.

9.4

Notices

Any notices required under the terms of this Agreement shall be effective when mailed, postage prepaid, by certified mail and addressed to, in the case of the Company:

Montavo, Inc.

4957 Lakemont Blvd. SE

C-4 Suite # 239

Bellevue, WA 98006

Telephone: (425) 747-5500

Fax: (425) 747-5501

and to, in the case of Executive:

Brook W. Lang

4804 194th Avenue SE

Issaquah, WA 98027

Telephone: (206) 972-2457

And also sent to Brook@BrookLang.com

Either party may designate a different address by giving written notice of change of address in the manner provided above.

(Rest of this page left blank)

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9.5

Waiver; Cure

No waiver or modification in whole or in part of this Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound.  Any waiver of any breach of any provision hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

9.6

Binding Effect; Successors

This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and Executive and their respective heirs, legal representatives, successors and assigns.

9.7

Severability

Any provision of this Agreement which is held to be unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without affecting the remaining provisions hereof, which shall continue in full force and effect.  The enforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8

Participation in Funding / Financing

Subsequent funding / financing, consistent with those generally awarded to the Company’s senior executives, could allow for the Executive to participate in selling of the Executive’s shares and or option shares in said funding and or capital round / raise.  The Executive’s stock shares, options, warrants that would be sold will be converted in some manner to be determined at the time preceding the funding / financing into the type of shares or cash that are being sold in the round one to one.  In a merger or purchase by another company all applicable shares allowed by law could be sold by the Executive.

9.9

Directors and Officers Insurance

The company or at the Executive’s choosing (if the Executive is listed as an officer of the company and or parent company if the Company is owned by a parent company), will be put in place as soon as possible or by the Executive at his option put in place a Directors and Officers insurance policy to remain in force during the Executive Employment for past, present, and future at the Executives option and selected by the executive to cover Business Risk associated with the Executive’s position.  This will also have an amount held in an account to cover a payment to be paid immediate prior to any financial problems with the business for a tail on the policy of up to eight years chosen by the Executive.

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9.10

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of Washington applicable to contracts made and to be performed there.

The Company and Executive have executed this Agreement as above written.  If any provision of this Agreement is void or is so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.

AGREEMENT DATED this 16th day of July, 2009.

Montavo, Inc.

By:

Brook Lang

CEO

Montavo, Inc.

Signed 12/31/2009

Brook Lang

Chairman of the Board

Montavo, Inc.

Signed 12/31/2009

EXECUTIVE

Brook Lang

Executive

Signed 12/31/2009

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Exhibit A

Form of Nondisclosure, Invention Assignment, Noncompetition and Nonsolicitation Agreement

Montavo, INC.

NONDISCLOSURE, INVENTION ASSIGNMENT,

NONCOMPETITION AND NONSOLICITATION AGREEMENT

This Employee Nondisclosure, Invention Assignment, Noncompetition and Nonsolicitation Agreement (“Agreement”) is by and between the individual referenced on the signature page hereof (“Employee”) and Montavo, Inc., a Washington corporation (the “Company”).

For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree:

1.

Confidentiality.  Employee recognizes that during the course of employment with the Company, employee will have access to certain Confidential Information (as defined below) relating to the business of the Company.  Employee agrees that all Confidential Information shall remain the exclusive property of the Company.

At all times during or following Employee’s employment with the Company, Employee agrees not to disclose to anyone outside the Company, nor to use for any purpose other than Employee’s work for the Company, (i) any Confidential Information or (ii) any information the Company has received from others which Employee knows the Company is obligated to treat as confidential or proprietary.

2.

Definition of Confidential Information.  “Confidential Information” means any information or material in which the Company has rights, whether or not owned or developed by the Company, which is not generally known other than by the Company, and which Employee may obtain knowledge of through or as a result of the employment relationship established with the Company.

Without limiting the foregoing, Confidential Information means: (a) any and all information in which the Company has rights relating to any invention, design and development, or business strategic plans, and or any other proprietary information of the Company; and (b) any and all business plans, marketing techniques and plans, financial materials, cost data, customer lists, vendor lists, pricing policies and other proprietary business information of the Company.  Confidential Information also includes any non-public information obtained in the course of employment with the Company.

Confidential Information will not include information that (i) Employee lawfully obtains  from any third party who has lawfully obtained such information; or (ii) is generally available to the public or is later published or generally disclosed to the public by the Company.

3.

Inventions, Copyrights and Patents.  The Company owns all Inventions and Works (as defined below) Employee makes, conceives, develops, discovers, reduces to practice or fixes in a tangible medium of expression, alone or with others, either (a) during the term of Employee’s employment by the Company (including past employment, and whether or not during working hours), or

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(b) within one month after Employee’s employment ends if the Invention or Work is derived from or relates to any work Employee performed for the Company or involves the use or assistance of the Company’s facilities, materials, personnel or Confidential Information.  The Company also owns all Inventions and Works that Employee brings to the Company that are used in the course of the Company’s business or that are incorporated into any Inventions or Works that belong to the Company.

Employee will promptly disclose to the Company, hold in trust for the Company’s sole benefit, and assign to the Company and hereby assigns exclusively to the Company all Employee’s right, title, and interest in and to any and all Inventions related to the Company.  Employee hereby waives any and all claims of any nature whatsoever that employee now or hereafter may have for infringement of any patent resulting from any patent applications for any Inventions.  Employee agrees that all Works shall be considered “works made for hire” so that the Company will be considered the author of the Works under the federal copyright laws.  At the Company’s direction and expense Employee will execute all documents and take all actions necessary or convenient for the Company to give effect to the assignment to, and vesting of ownership in, the Company of all Inventions and Works.  The Company shall have full control over all applications for patents or other legal protection of Inventions and Works.

“Inventions” means discoveries, developments, concepts, ideas, improvements to existing technology, processes, procedures, machines, products, compositions of matter, formulae, algorithms, software, computer programs and techniques, and all other matters ordinarily intended by the word “invention,” whether or not patentable or copyrightable, including all copyrights (including renewal rights), patent rights and trade secret rights, vested and contingent.  “Inventions” also includes all records and expressions of those matters.  “Works” means original works of authorship, including interim work product, modifications and derivative works, and all similar matter, whether or not copyrightable.

Except as expressly provided herein, “Inventions” or “Works” shall not include inventions or works for which no equipment, supplies, facilities or trade secret information of the Company was used and which were developed entirely on Employee’s own time, unless (a) the invention or work relates directly to the Company’s actual or demonstrably anticipated business, or (b) the invention or work derives from or relates to any work Employee performed for the Company. The Company agrees that the concepts listed in Schedule A attached hereto shall not be considered “Inventions” or Works.”

4.

Reverse Engineering.  Employee agrees that Employee will not engage, nor cause any other person, firm, corporation or other entity to engage, in the reproduction of Confidential Information, Inventions or Works through the techniques of “reverse engineering” as described in Title 17, United States Code, Section 906, as such statute may be amended from time to time.

5.

Return of Materials.  At the time Employee leaves the employ of the Company, or sooner at the request of the Company, Employee shall return all papers, drawings, notes, memoranda, manuals, specifications, designs, devices, documents, diskettes, tapes, data media, electronic information storage, prototypes and products, and any other material on any media containing or disclosing any Confidential Information.  Employee shall also return any keys, pass cards, identification cards, or other property belonging to the Company.

6.

Other Employment While Employed by the Company.  While employed by the Company, Employee shall not do work that competes with or relates to any of the Company’s products

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or activities.  Any business opportunities related to the Company’s business that Employee learns of or obtains while employed by the Company (whether or not during working hours) belong to the Company, and Employee shall pursue them only for the Company’s benefit.

7.

Disclosure of New Work.  Before Employee undertakes any work for any other party during employment by the Company or within two (2) weeks after employment ends that will directly involve subject matter related to the Company’s activities, Employee shall fully disclose the proposed work to the Company.

8.

Nonsolicitation of Employees.  So long as Employee is employed by the Company and for six (6) months after employment ends, regardless of the reason it ends, Employee shall not directly or indirectly solicit any employee to leave his or her employment with the Company.

9.

Noncompetition After Employment Ends.  For one (2) weeks after employment by the Company ends, regardless of the reason it ends, Employee shall not, directly or indirectly engage in, whether as employee, consultant, contractor or owner in (a) the development, sale or marketing of products that compete with the Company’s then-existing or reasonably anticipated products, or (b) the design of Competing Products with any entity or organization in Washington, Oregon, Idaho, California, the rest of the United States and throughout the world

.

10.

No Conflicting Agreements.  Employee is not a party to any agreements, such as confidentiality or noncompetition agreements, or assignment of invention agreements, with any other party except for those disclosed to the Company in writing prior to the execution of this Agreement.

11.

Trade Secrets.  Employee acknowledges that disclosure or use of a trade secret without express or implied consent violates the Uniform Trade Secrets Act. RCW 19.108.010. Employee acknowledges that the Company is not seeking to obtain such trade secrets and agrees not to improperly disclose trade secrets to the Company.

12.

No Disparagement.  Employee shall not disparage the Company or its business or products and will not interfere with the Company’s relationships with its customers, employees, vendors, bankers or others. This applies both while Employee is employed by the Company and after employment with the Company ends, regardless of the reason it ends.

13.

Injunctive Relief.  Employee acknowledges that any violation of this Agreement by Employee will cause irreparable injury to the Company and the Company shall be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or security.  Employee consents to the Company notifying anyone to whom Employee may provide services of the existence and terms of this Agreement.

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14.

Miscellaneous.  If court proceedings are required to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of reasonable costs and expenses of litigation and any appeal, including reasonable attorneys’ fees. This Agreement shall be governed  by the laws of  the State of Washington.  Venue for any action arising out of this Agreement shall exist exclusively in King County, Washington, or in the Federal District Court for the Western District of Washington, unless injunctive relief is sought by the Company and, in the Company’s judgment, may not be effective unless obtained in some other venue. Employee’s obligations under this Agreement supplement and do not limit other obligations Employee has to the Company, including without limitation under the law of trade secrets.  This Agreement shall be enforceable regardless of any claim Employee may have against the Company.  If any provision of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.  If any provision of this Agreement is void or is so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect. This Agreement shall survive termination of Employee’s employment, however caused. This Agreement is the final and complete expression of the parties agreement on these subjects, and may be amended only in a writing signed by the Company and Employee.

AGREEMENT DATED this 16th day of July, 2009.

Montavo, Inc.

By:

Brook Lang

CEO

Montavo, Inc.

Signed 12/31/2009

Brook Lang

Chairman of the Board

Montavo, Inc.

Signed 12/31/2009

EXECUTIVE

Brook Lang

Executive

Signed 12/31/2009

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Schedule A

Patents and or ideas currently held that do not compete and or are in the same space as the company in the wireless marketing advertising space.

Other items may be added as initiated by the Executive at a later time:

AGREEMENT DATED this 16th day of July, 2009.

Montavo, Inc.

By:

Brook Lang

CEO

Montavo, Inc.

Signed 12/31/2009

Brook Lang

Chairman of the Board

Montavo, Inc.

Signed 12/31/2009

EXECUTIVE

Brook Lang

Executive

Signed 12/31/2009

Montavo Confidential